Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-87920, 333-126607,  333-126608, and 333-139136  and Amendment No. 2 to Registration Statement Nos. 333-166881 and 333-181776 on Form S-8 of our report dated March 14, 2013 relating to the financial statements of Station Venture Holdings, LLC as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012.

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-87920, 333-126607,  333-126608, and 333-139136  and Amendment No. 2 to Registration Statement Nos. 333-166881 and 333-181776 on Form S-8 of our report dated March 14, 2013 relating to the financial statements of Station Venture Operations, LP as of and for the years ended December 31, 2012 and 2011, included in the Annual Report on Form 10-K of LIN TV Corp. and LIN Television Corporation for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, New York

July 30, 2013